UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2021

TGS International, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-217451	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 20, 8/F., Woon Lee Commercial Building

7-9 Austin Ave., Tsim Sha Tsui

Kowloon, Hong Kong

(Address of principal executive offices)

+852.2116.3863

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2021, Mr. Sai Kit Leung resigned as the Chief Financial Officer and Secretary of TGS International, Ltd. (the “Company”). Mr. Leung’s resignation was effective immediately. On the same day, Mr. Tak Shing Eddie Wong, resigned as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Mr. Wong’s resignation as the Chairman of the Board of Directors, President and Chief Executive Officer was effective immediately. Prior to Mr. Leung’s and Mr. Wong’s resignations, they appointed Mr. Chun Wah John Sung (“Mr. Sung”) as the new Chief Executive Officer of the Company and Mr. Tao Wang (“Mr. Wang”) as the Company’s new Chief Financial Officer and Secretary. Our director, Mr. Chi Kin Loo (“Mr. Loo”) is also appointed as the new Chairman of the Board of Directors and President. There were no disagreements between Mr. Leung and Mr. Wong and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

The biographies for Mr. Sung, Mr. Wang and Mr. Loo are set forth below:

Tao Wang, age 44, shall serve as our Chief Financial Officer from March 31, 2021. Mr. Wang has extensive knowledge and experience in finance and banking as well as abundant business network throughout People’s Republic of China (“PRC”). Mr. Wang has been an executive director of Guangxi Beihai Baohua Chemical Co., Ltd. since April 2017 and is responsible for the company's business marketing and M&A transactions in the energy and resource sector. From October 1996 to January 2016, Mr. Wang served as the head of corporate & financial marketing department of Bank of China Shenzhen branch and was responsible in leading a corporate and equity finance team to focus on the manufacturing, energy and resources industry. Mr. Wang holds a bachelor’s degree in accounting from Shenzhen University.

Chun Wah John Sung, age 64, shall serve as our Chief Executive Officer from March 31, 2021. Mr. Sung has ample experience in telecommunication industry and mining industry. Mr. Sung is currently the director of Display and Technology Co., Ltd. since January 2019, and is responsible for the overall operation of the Shenzhen office. From June 2013 to September 2016, Mr. Sung served as a director of Universal Mining Group Ltd. From January 2008 to May 2013, Mr. Sung served as a sales and technical manager of AA Portable Power Corp. focusing on battery manufacturing. From September 2003 to April 2008, Mr. Sung served as an Asia Pacific sales manager of Siemens Corporation USA. From December 1995 to August 2003, Mr. Sung served as an Asia Pacific sales manager of Lucent Technologies, Inc.. From September 1978 to November 1995, Mr. Sung served as an engineer and his last position was a field operation manager of International Business Machines Corporation (“IBM”). Mr. Sung holds an Associate of Science Degree of Electrical Electronic Engineering Technology from City College of San Francisco and completed IBM management training.

Chi Kin Loo, age 52, is our major shareholder prior to his appointment as a director of the Board in December 2020 and he shall serve as our Chairman of the Board of Directors and President from March 31, 2021. Prior to joining the Company, Mr. Loo has been working in the financial industry for over 15 years, specialized in wealth management and insurance. Since 2011, Mr. Loo has been a regional manager of FTLife Insurance Company Limited, a wholly-owned subsidiary of NWS Holdings Limited. In 2014, Mr. Loo was awarded the Distinguished Manager Award by the Life Underwriters Association of Hong Kong Ltd. From 2011 to 2014, Mr. Loo served as a director of Universal Mining Group Holdings Ltd. Mr. Loo has been granted license Type 1, 7 and 8 by the Hong Kong Securities and Investment Institute. Mr. Loo graduated from Buddhist Sum Heung Lam Memorial College in 1985.

Mr. Wang has no family relationships with any of the executive officers or directors of the Company. Mr. Sung is the brother-in-law of Mr. Chi Kin Loo, our director and our major shareholder. There are no employment agreements between the Company and Mr. Wang and Mr. Sung, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Wang and Mr. Sung. There have been no transactions to which the Company was or is to be a party, in which Mr. Wang and Mr. Sung had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TGS International Ltd.

Date: March 31, 2021	By:	/s/ Chun Wah John Sung
	Name:	Chun Wah John Sung
	Title:	Chief Executive Officer.

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